UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2022

SJW Group

(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Taylor Street, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 279-7800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07:	Submission of Matters to a Vote of Security Holders.

At the Corporation’s 2022 annual meeting of stockholders held on April 27, 2022, the following proposals were approved by the stockholders: (i) the election of nine (9) nominees listed in the proxy statement to serve on the Board of Directors of the Corporation, (ii) the compensation of named executive officers as disclosed in the proxy statement, on an advisory basis, and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022, each by the votes set forth below:

Proposal 1: Election of Directors:

Name of Director	For	Against	Abstain	Broker Non-Votes
Walter J. Bishop	24,245,869	200,167	32,253	3,315,294
Carl Guardino	24,289,245	167,100	21,944	3,315,294
Mary Ann Hanley	24,299,063	155,200	24,026	3,315,294
Heather Hunt	24,253,905	202,494	21,890	3,315,294
Rebecca A. Klein	24,289,577	166,822	21,890	3,315,294
Gregory P. Landis	24,239,382	214,579	24,328	3,315,294
Daniel B. More	24,304,613	149,314	24,362	3,315,294
Eric W. Thornburg	23,512,306	944,828	21,155	3,315,294
Carol P. Wallace	24,317,954	137,064	23,271	3,315,294

Proposal 2: Approval, on an advisory basis, of the compensation of named executive officers as disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Votes
23,177,195	1,242,707	58,387	3,315,294

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
27,697,206	38,439	57,938	0

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW GROUP

Date: April 29, 2022	/s/ James P. Lynch
James P. Lynch, Chief Accounting Officer